EXHIBIT 99.1

Bon-Ton Stores, Inc. Reports First Quarter Fiscal 2016 Results

Revises Fiscal 2016 Guidance

YORK, Pa., May 19, 2016 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) today reported operating results for its fiscal first quarter ended April 30, 2016, and revised its earnings guidance for the full year fiscal 2016.  For the first quarter, comparable store sales decreased 2.9% as compared with the prior year period.  Adjusted EBITDA was $1.3 million in the first quarter of fiscal 2016, compared with $4.1 million in the first quarter of fiscal 2015.  (Adjusted EBITDA is not a measure recognized under generally accepted accounting principles—see the financial tables accompanying this release.)  Net loss in the first quarter of fiscal 2016 was $37.8 million, or $1.91 per diluted share, compared with net loss of $34.1 million, or $1.74 per diluted share, in the first quarter of fiscal 2015.

Comments

Kathryn Bufano, President and Chief Executive Officer, commented, “Ongoing headwinds in the retail environment, unfavorable weather, and a soft Easter all pressured our top line performance during the quarter. We saw only a slight decrease in merchandise margin and reduced inventory levels by 4.0% on a comparable store basis despite the sales pressure, as we maintained disciplined inventory management.  In addition, we moved forward with our cost savings initiatives while continuing to carefully manage expenses. That said, based on our first quarter performance as well as current trends in the second quarter to-date and our expectation that the retail environment will remain difficult, we believe that it is prudent to reduce our full year guidance. We remain focused on the controllables which we believe will drive incremental sales in the back half of the year including further enhancing both our brand and our merchandise assortments, elevating the communication of our value proposition to both new and existing customers, and once again driving double-digit growth in our omnichannel sales. Longer term, we continue to believe that as we make progress against our seven pillars of execution, we will be poised to drive improved and consistent sales and profitability.”

First Quarter Summary

Comparable store sales in the first quarter of fiscal 2016 decreased 2.9%.  Total sales in the period decreased 3.3% to $591.0 million, compared with $610.9 million in the first quarter of fiscal 2015.  Sales increases were achieved in Home, Young Men’s, Big and Tall and Young Contemporary, while Woman’s Accessories was the poorest performing category. Sales were also impacted by general weakness in apparel and shoes.

The Company once again achieved double-digit sales growth in omnichannel, which reflects sales via the Company’s website and Let Us Find It initiative, as the Company successfully leveraged its new West Jefferson facility and expanded store-fulfillment network.

Other income in the first quarter of fiscal 2016 was $17.4 million, an increase of $1.1 million over the comparable prior year period.  The increase was largely the result of higher revenues associated with the Company’s proprietary credit card operations.  Proprietary credit card sales, as a percentage of total sales, increased 400 basis points to 54.9% in the first quarter of fiscal 2016.

The gross margin rate in the first quarter of fiscal 2016 increased six basis points as compared with the first quarter of fiscal 2015 to 33.9% of net sales, as reductions in delivery expense were partially offset by higher distribution center costs for omni-channel operations.  Gross profit decreased $6.4 million to $200.1 million in the first quarter of fiscal 2016, primarily as a result of decreased sales volume.

Selling, general and administrative (“SG&A”) expense in the first quarter of fiscal 2016 decreased $2.5 million compared to the first quarter of fiscal 2015, largely due to decreased store expenses, partially offset by increased advertising and higher-than-expected medical claims.  The SG&A expense rate in the first quarter of 2016 was 36.6% of net sales, an increase of 78 basis points over the prior year, primarily as a result of the decreased sales volume in the period.

The Company’s excess borrowing capacity under its revolving credit facility was approximately $244 million at the end of the first quarter of fiscal 2016.

Guidance

For fiscal 2016, the Company now expects Adjusted EBITDA in a range of $130 million to $140 million.  Loss per diluted share is expected to be in a range of $0.95 to $1.45 and cash flow in a range of $28 million to $38 million. (As used in this release, Adjusted EBITDA and cash flow are not measures recognized under GAAP – see the accompanying financial tables which reconcile these non-GAAP measures to net loss.)

Assumptions reflected in our full-year guidance include the following:

  A comparable sales performance ranging from flat to a decrease of 1%;
  A gross margin rate ranging from a 30- to 50-basis-point increase over the fiscal 2015 rate of 34.7%;
  An SG&A expense rate ranging from a 40- to 60-basis-point decrease from the fiscal 2015 rate of 33.3%;
  Capital expenditures not to exceed $40 million, net of external contributions; and
  An estimated 20 million weighted average shares outstanding.

Call Details

The Company’s quarterly conference call to discuss first quarter fiscal 2016 results will be broadcast live today at 10:00 a.m. Eastern time.  Investors and analysts interested in participating in the call are invited to dial (888) 215-6853 at 9:55 a.m. Eastern time and reference conference ID 9034310.  A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, May 26, 2016.  The number to call for the taped replay is (877) 870-5176 and the replay PIN is 2301341.  The conference call will also be broadcast on the Company’s website at http://investors.bonton.com.  An online archive of the webcast will be available within two hours of the conclusion of the call.

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 267 stores, which includes nine furniture galleries and four clearance centers, in 26 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2016 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

- tables follow –

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	April 30,	May 2,
(Unaudited)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$7,807	$8,711
Merchandise inventories	712,113	738,231
Prepaid expenses and other current assets	72,246	77,834
Total current assets	792,166	824,776
Property, fixtures and equipment at cost, net of accumulated depreciation and
amortization of $974,272 and $931,661 at April 30, 2016 and May 2, 2015, respectively	623,086	642,268
Intangible assets, net of accumulated amortization of $63,647 and $64,625 at
April 30, 2016 and May 2, 2015, respectively	80,619	88,538
Other long-term assets	16,713	14,609
Total assets	$1,512,584	$1,570,191

Liabilities and Shareholders' (Deficit) Equity
Current liabilities:
Accounts payable	$159,818	$197,789
Accrued payroll and benefits	22,309	21,116
Accrued expenses	146,585	152,598
Current maturities of long-term debt	-	209,358
Current maturities of obligations under capital leases	5,529	4,061
Total current liabilities	334,241	584,922

Long-term debt, less current maturities	864,856	690,648
Obligations under capital leases, less current maturities	125,269	43,629
Other long-term liabilities	189,477	196,549
Total liabilities	1,513,843	1,515,748

Shareholders' (deficit) equity:
Preferred Stock - authorized 5,000,000 shares at $0.01 par value; no shares issued	-	-
Common Stock - authorized 40,000,000 shares at $0.01 par value; issued shares
of 18,954,675 and 18,331,899 at April 30, 2016 and May 2, 2015, respectively	190	183
Class A Common Stock - authorized 20,000,000 shares at $0.01 par value; issued
and outstanding shares of 2,951,490 at April 30, 2016 and May 2, 2015	30	30
Treasury stock, at cost - 337,800 shares at April 30, 2016 and May 2, 2015	(1,387)	(1,387)
Additional paid-in-capital	165,199	162,253
Accumulated other comprehensive loss	(75,255)	(79,423)
Accumulated deficit	(90,036)	(27,213)
Total shareholders' (deficit) equity	(1,259)	54,443
Total liabilities and shareholders' (deficit) equity	$1,512,584	$1,570,191

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	THIRTEEN
	WEEKS ENDED
(In thousands, except per share data)	April 30,	May 2,
(Unaudited)	2016	2015

Net sales	$591,007	$610,938
Other income	17,416	16,304
	608,423	627,242

Costs and expenses:
Costs of merchandise sold	390,913	404,465
Selling, general and administrative	216,185	218,686
Depreciation and amortization	23,194	22,033
Amortization of lease-related interests	1,007	1,101
Loss from operations	(22,876)	(19,043)
Interest expense, net	15,086	15,190

Loss before income taxes	(37,962)	(34,233)
Income tax benefit	(144)	(159)

Net loss	$(37,818)	$(34,074)

Basic loss per share	$(1.91)	$(1.74)

Diluted loss per share	$(1.91)	$(1.74)

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”).  However, we believe that certain non-GAAP financial measures provide users of the Company’s financial information with additional useful information in evaluating our historical performance or our forecasted earnings guidance.  The tables below provide supplemental financial data and a corresponding reconciliation to the most directly comparable GAAP financial measure.  These non-GAAP financial measures are not calculated in the same manner by all companies and, accordingly, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies.  These non-GAAP financial measures should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are determined in accordance with GAAP.  These non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

Adjusted EBITDA (Non-GAAP Financial Measure)

As used in this release, Adjusted EBITDA is defined as net loss before interest, income taxes, depreciation and amortization, including amortization of lease-related interests.  We present Adjusted EBITDA in this release because we consider it to be a useful financial measure in evaluating our operating performance. When analyzed in conjunction with our net income and cash flows from operations, Adjusted EBITDA provides investors with a supplemental tool to evaluate our ongoing operations as it excludes the effects of financing and investing activities. Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses Adjusted EBITDA (i) to compare the profitability of our stores, (ii) to evaluate the effectiveness of our business strategies, and (iii) as a factor in evaluating management’s performance when determining incentive compensation.

The following is a reconciliation of net loss to Adjusted EBITDA for the historical periods indicated:

	THIRTEEN
	WEEKS ENDED
(In thousands)	April 30,	May 2,
(Unaudited)	2016	2015

Net loss	$(37,818)	$(34,074)
Adjustments:
Income tax benefit	(144)	(159)
Interest expense, net	15,086	15,190
Depreciation and amortization	23,194	22,033
Amortization of lease-related interests	1,007	1,101
Adjusted EBITDA	$1,325	$4,091

The following is a reconciliation of forecasted net loss to forecasted Adjusted EBITDA for fiscal 2016 based on the Company’s guidance metrics:

	FORECASTED FISCAL 2016
(In thousands)	Minimum	Maximum
(Unaudited)	Guidance	Guidance

Net loss	$(29,000)	$(19,000)
Adjustments:
Income tax provision	900	900
Interest expense, net	62,000	62,000
Depreciation and amortization and amortization of
lease-related interests	96,100	96,100
Adjusted EBITDA	$130,000	$140,000

Cash Flow (Non-GAAP Financial Measure)

As used in this release, cash flow reflects forecasted net loss, plus depreciation and amortization, amortization of lease-related interests and income taxes, less capital expenditures.  We present cash flow (as defined) as we consider it to be a useful financial measure in evaluating our operating performance as well as our ability to generate cash flow from operations after giving effect to cash used by investing activities.  We believe our forecasted cash flow is a relevant indicator of our ability to repay maturing debt, pay dividends or fund other uses of capital that we believe will enhance shareholder value.  Cash flow is one of our key liquidity measures and, when used in conjunction with GAAP measures, provides investors with a meaningful analysis of our ability to generate cash from our business.

The following is a reconciliation of forecasted net loss to forecasted cash flow for fiscal 2016 based on the Company’s guidance metrics:

	FORECASTED FISCAL 2016
(In thousands)	Minimum	Maximum
(Unaudited)	Guidance	Guidance

Net loss	$(29,000)	$(19,000)
Adjustments:
Income tax provision	900	900
Depreciation and amortization and amortization of
lease-related interests	96,100	96,100
Capital expenditures, net	(40,000)	(40,000)
Cash flow	$28,000	$38,000

CONTACT:
Investor Relations
Jean Fontana
ICR, Inc.
646.277.1214
jean.fontana@icrinc.com